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                                                                    Exhibit 10.1

                              VIEWPOINT CORPORATION
                         498 Seventh Avenue, Suite 1810
                              New York, N.Y. 10018




                                                   April 11, 2001


Computer Associates International, Inc.
1 Computer Associates Plaza
Islandia, N.Y. 11788
Attn:  Mr. Thomas Bennett

Dear Mr. Bennett:

           The purpose of this letter is to set forth the agreement between Viewpoint Corporation, a Delaware corporation ("Viewpoint"), and Computer Associates International, Inc. ("Computer Associates") regarding, among other things, (a) the transfer of 1,000,000 shares of Viewpoint common stock (the "Shares") issued to Computer Associates in accordance with the Exchange Agreement, dated as of August 10, 2000, by and between Viewpoint and Computer Associates (the "Exchange Agreement") and (b) the repayment by Viewpoint of the promissory note (the "Promissory Note") issued by Viewpoint to Computer Associates in connection with the acquisition of Viewpoint Digital, Inc. and due on June 8, 2001.

        1. Waiver of Transfer Restrictions. Viewpoint hereby waives the application of Section 8.4 of the Exchange Agreement to the sale by Computer Associates of the Shares to Perry Partners, L.P..

        2. Registration of the Shares. Viewpoint will file a registration statement on Form S-3 or such other appropriate form under which Viewpoint can register the Shares under the Securities Act of 1933.

        3. Partial Repayment of the Promissory Note by Issuance of Viewpoint Common Stock. In partial repayment of the Promissory Note, Viewpoint will issue and Computer Associates will accept, unregistered shares of Viewpoint common stock having a value of $4,000,000, calculated on the basis of the closing price of Viewpoint common stock on the NASDAQ Stock Market over the 10-day trading period ending on and including June 8, 2001.

        4. Remaining Amount due under the Promissory Note. Viewpoint will pay the remaining amount due under the Promissory Note in cash, provided, however, that

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Viewpoint and Computer Associates may later agree that Viewpoint will issue to
Computer Associates additional shares of Viewpoint common stock in satisfaction of the obligation to pay cash if, and to the extent that, Computer Associates transfers additional shares of Viewpoint common stock it currently holds before June 8, 2001.

        5. Additional Cash Payment. In addition to the amount due under the Promissory Note, Viewpoint shall pay $100,000 to Computer Associates on the date the Promissory Note is due.

        6. Registration Rights Agreement and Transfer Restrictions Viewpoint and Computer Associates will enter into an amendment to the Registration Rights Agreement, dated as of August 10, 2000, between Viewpoint and Computer Associates to provide for the registration of the shares issued in repayment of the Promissory Note on the same terms and conditions as the shares subject to the Registration Rights Agreement. The shares issued to Computer Associates in connection with this Agreement will subject to the transfer restrictions set forth in Section 8.4 of the Exchange Agreement.

               If you are in agreement with the foregoing, please so indicate by signing two copies of this letter in the space set forth below and returning one of such signed copies to the undersigned.



                                              Very truly yours,

                                              VIEWPOINT CORPORATION



                                          By:    /s/ Robert E. Rice
                                             ---------------------------------
                                             Name:  Robert E. Rice
                                             Title:  Chief Executive Officer



Accepted and agreed to as of the
19th day of April, 2001

COMPUTER ASSOCIATES INTERNATIONAL, INC.


By:     /s/ Thomas Bennett
   -------------------------------
    Name:  Thomas Bennett
    Title:  Senior Vice President